UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2017 (March 8, 2017)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	46-3234977
(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE Building 400, Suite 1700 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2017, Liza K. Landsman was appointed as a member of the Board of Directors of Veritiv Corporation (the “Company”).  A copy of the press release announcing the appointment  is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Ms. Landsman was also appointed to the Nominating and Governance Committee.

There are no arrangements or understandings between Ms. Landsman and any other persons pursuant to which she was selected as a director. Additionally, there are no transactions involving the Company and Ms. Landsman that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Landsman will be entitled to receive compensation for her service as a director in accordance with the Company’s standard compensation arrangements for non-employee directors, as adjusted by the Board from time to time. In addition, Ms. Landsman and the Company will enter into an indemnification agreement substantially in the form entered into with the current directors of the Company.

Item 9.01               Financial Statements and Exhibits.

(d)            Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

99.1	Press Release of Veritiv Corporation issued March 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Date:	March 13, 2017	/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of Veritiv Corporation issued March 13, 2017.